Exhibit 31.3

CERTIFICATION PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Richard House, Jr., certify that:

1.	I have reviewed this Form 10-K/A of FlexShopper, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 27, 2022

/s/ Richard House, Jr.
Richard House, Jr.
Principal Executive Officer